UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013, the Compensation Committee (the "Committee") of the Board of Directors of RBC Life Sciences, Inc. (the "Company") approved and adopted a cash bonus plan (the "Plan") for the fiscal year ending December 31, 2013. Pursuant to the Plan, eligible employees, including the Company's named executive officers, are eligible for cash bonuses based on the Company's performance against certain key metrics (the "Metrics") and evaluation by the Company's Chief Executive Officer and the Committee of each employee's individual performance.

The total cash payout to the eligible employees under the Plan is determined based on the Company's performance against specific goals for the following Metrics for the year ended December 31, 2013:

•	Net income before income tax and bonus expense;

•	Sales of nutrition supplements, sales tools or any other products or services offered for sale through the Company's multi-level marketing sales channels;

•	Sales of medical products offered for sale through the Company's medical products subsidiary; and

•	"New sales" defined as sales generated from products, channels of distribution or markets for which there were no sales in 2012.

For each Metric, a specific goal was established as a "threshold", "target" and "maximum" performance level. No bonus will be earned for Company performance that is below the applicable threshold. Bonuses are capped at the maximum performance level. Each performance level has a different amount of potential bonus payout. In the event that the Company's actual performance is between the designated performance levels, the amount of bonus payout is determined through linear interpolation.

The total bonus payable based on the Company's performance against all Metrics combined is limited to a maximum of $250,000. Notwithstanding the Company's performance on any Metrics, no bonuses will be paid if the Company's net income before income tax and bonus expense is below the threshold performance level. Furthermore, regardless of the Company's performance against any Metric or combination of Metrics, the total bonus payable cannot exceed 25% of the difference between actual and threshold net income before income tax and bonus expense.

Bonus payments are allocated to individual eligible employees based on evaluation by the Company's Chief Executive Officer and the Committee of each eligible employee's performance. To be eligible for consideration for a bonus payment, an eligible employee must remain employed by the Company through December 31, 2013. In the event that an eligible employee was hired during 2013, was terminated by the Company other than for Cause (as defined in the Plan) or resigned for Good Reason (as defined in the Plan), the eligible employee would be entitled to receive a pro-rated bonus based on the number of full weeks that the eligible employee was employed during 2013. In the event that any provisions of the Plan are in conflict with provisions included in employment agreements between the Company and the eligible employees, the terms of such employment agreements will supersede the terms of the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013

RBC Life Sciences, Inc.

By: /s/ Richard S. Jablonski
Name: Richard S. Jablonski
Title: Vice President - Finance and Chief Financial Officer